CHEUNG LABORATORIES, INC.
                              ARTICLES OF AMENDMENT

         CHEUNG LABORATORIES, INC., a Maryland corporation, having its principal office at 10220 Old Columbia Road, Suite I, Columbia, MD 21046-1705 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking in their entirety Articles THIRD, FOURTH and FIFTH, and by substituting in lieu thereof the following:

                  THIRD: The current post office address of the principal office of the Corporation in this State is 10220 Old Columbia Road, Suite I, Columbia, MD 21046-1705. The name and address of the current resident agent of the Corporation is Charles C. Shelton, 210 West Pennsylvania Avenue, Suite 520, Baltimore, Maryland 21204-5325. Said resident is a citizen of the State of Maryland and actually resides therein.

                  FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 51,000,000 shares of common stock, with a par value of $.01 per share, amounting in the aggregate to $510,000.

                  FIFTH: The number of directors of the Corporation shall be eight (8), which number may be increased or decreased pursuant to the ByLaws of the Corporation, but shall never be less than three (3). The names of the current directors, who shall act until their successors are duly chosen and qualified are:

                                    Augustine Y. Cheung, Chairman
                                    Robert F. Schiffmann
                                    John J. Kohlman
                                    William O. Cave, Sr.
                                    Dennis Smith
                                    John Mon
                                    Charles C. Shelton, Esquire
                                    Shiu Ming (Tom) Hong


320459.001(B&F)                      1                              12/10/96

     SECOND: The Articles of Incorporation are hereby amended by adding thereto the following new Article TENTH:

     TENTH: The Directors and Officers of the Corporation shall not be liable for any money damages whatsoever, except to the extent provided by Md. Code Ann., Corps. & Assn's. ss.2-405.2 and Md. Code Ann., Cts. & Jud. Pro. ss.5-349, or any successor or later-adopted provisions of law with similar import.

         Any amendment, modification, or repeal of the foregoing sentence by the Board of Directors or stockholders of the Corporation shall be prospective in operation and effect only, and shall not adversely affect any right or protection of a Director or Officer of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal.

         THIRD: By written informal action unanimously taken by the Board of Directors of the corporation, pursuant to and in accordance with Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing Articles of Amendment and, by action taken by the stockholders of the Corporation pursuant to a stockholders meeting held April 15, 1994, and proxy statement dated March 25, 1994, the stockholder of the Corporation duly approved said Articles of Amendment.

         IN WITNESS WHEREOF, CHEUNG LABORATORIES, INC. has caused these presents to be signed in its name and on behalf by its President and its corporate seal to be hereunder affixed and attested to by its Secretary on this ____ day of December, 1994, and its President acknowledges that these Articles of Amendment are the act and deed of CHEUNG LABORATORIES, INC. and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                          CHEUNG LABORATORIES,INC.
  /s/                                            By:   /s/
------------------------------                   -----------------------------
Charles C. Shelton, Secretary                    Augustine Y. Cheung,  President




320459.001(B&F)                         2                              12/10/96